As filed with the Securities and Exchange Commission on August 9, 2005.
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact Name of Issuer as Specified in its Charter)

Delaware	33-0379007
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
801 17th Avenue South
Myrtle Beach, South Carolina 29577
(843) 448-9411
(Address, including zip code, and telephone number of Principal Executive Offices)

AVX Corporation 2004 Stock Option Plan
AVX Corporation 2004 Non-Employee Directors’ Stock Option Plan
(Full Title of the Plans)

John S. Gilbertson
Chief Executive Officer and President
AVX Corporation
801 17th Avenue South
Myrtle Beach, South Carolina 29577
(843) 448-9411
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to: Gary C. Ivey Alston & Bird LLP Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, North Carolina 28280-4000 (704) 444-1090

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock $.01 par value	11,000,000(2)	$13.30	$146,300,000.00	$17,219.51

(1)  Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Company’s Common Stock reported on the New York Stock Exchange on August 5, 2005.

(2)  Includes 10,000,000 shares issuable upon exercise of stock options under the AVX Corporation 2004 Stock Option Plan and 1,000,0000 shares issuable upon exercise of stock options under the AVX Corporation 2004 Non-Employee Directors’ Stock Option Plan. This Registration Statement also includes any additional shares that may hereafter become issuable in accordance with the adjustment provisions of the Plans.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a)  The documents constituting Part I of this Registration Statement with respect to each Plan will be sent or given to participants in such Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

(b)  Upon written or oral request, AVX Corporation (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Kurt Cummings, Corporate Secretary, at the address and telephone number on the cover of this Registration Statement.

PART II.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

(1)  The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005;

(2)  The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005;

(3)  All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2005;

(4)  The description of Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description; and

(5)  All other documents subsequently filed by the Company or the Plans pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, for criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify a director, officer, employee or agent against expenses (including attorney’s fees) actually and reasonably incurred in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such director or officer actually or reasonably incurred.

The Company’s Restated Certificate of Incorporation provides that no director of the registrant will be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

The Company’s Bylaws provide for indemnification of the Company’s officers and directors to the fullest extent permitted by applicable law.

The Company maintains directors’ and officers’ liability insurance policies.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits

See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings

(a)  The undersigned Company hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Myrtle Beach, State of South Carolina, on August 9, 2005.

AVX CORPORATION

By:     /s/ Kurt P. Cummings
  Kurt P. Cummings
  Executive Vice President, Chief Financial
  Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date
*
JOHN S. GILBERTSON /s/ Kurt P. Cummings	Chief Executive Officer, President and Director (Principal Executive Officer)	August 9, 2005
KURT P. CUMMINGS *	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 9, 2005
KAZUO INAMORI	Director	August 9, 2005
*
BENEDICT P. ROSEN	Director	August 9, 2005
*
JOSEPH STACH	Director	August 9, 2005

*
RODNEY N. LANTHORNE	Director	August 9, 2005
*
RICHARD TRESSLER	Director	August 9, 2005
*
DONALD B. CHRISTIANSEN	Director	August 9, 2005
*
KENSUKE ITOH	Director	August 9, 2005
*
YASUO NISHIGUCHI	Director	August 9, 2005
*
MASAHIRO UMEMURA	Director	August 9, 2005
*
YUZO YAMAMURA	Director	August 9, 2005

                * by:  /s/ Kurt P. Cummings
                KURT P. CUMMINGS, Attorney-in-Fact for each of the persons indicated

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File Number 33-94310))
4.2	Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003)
5.1	Opinion of Alston & Bird LLP
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney
99.1	AVX Corporation 2004 Stock Option Plan (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2004)
99.2	AVX Corporation 2004 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2004)
99.3
Form of Notice of Grant of Stock Options and Option Agreement for awards pursuant to AVX Corporation 2004 Stock Option Plan and AVX Corporation 2004 Non-Employee Directors’ Stock Option Plan (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005)